Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment to Registration Statement No. 333-248085 on Form N-1A of our report dated February 19, 2021, relating to the financial statements of The Alger ETF Trust, including Alger Mid Cap 40 ETF and Alger 25 ETF, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
New York, New York
February 19, 2021